SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2016

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment to a Material Definitive Agreement

On September 13, 2016, the board of directors of PACCAR Inc approved an amendment to the Long Term Incentive Plan (the “LTIP”). The amendment added vesting schedules for stock options and restricted share awards, incorporated some editorial revisions, and made changes to conform with applicable tax laws and regulations.

The foregoing description of the LTIP amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the amended LTIP, a copy of which is filed as Exhibit 10(j) to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10(j)	Long Term Incentive Plan

PACCAR Inc
Date:	September 16, 2016	By:	/s/ J. D. Clack
J. D. Clack
Vice President, General Counsel and Secretary